UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2009

CINTAS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of principal executive offices)	Zip Code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2009, Cintas Corporation (the “Corporation”) announced that its founder, Richard T. Farmer, retired as Chairman of the Board but would remain on the Board of Directors.  The Corporation elected Robert J. Kohlhepp, formerly Vice Chairman of the Board, to the position of Chairman of the Board.

Mr. Farmer, 74, had served as Chairman of the Board of the Corporation and its predecessor companies since 1968.  Prior to the founding of the Corporation, Mr. Farmer worked with his family owned company, which the Corporation acquired in the early 1970s.  Prior to August 1, 1995, Mr. Farmer also served as Chief Executive Officer.

Mr. Kohlhepp, 66, has been a Director of the Corporation since 1979.  He has been employed by the Corporation since 1967 serving in various executive capacities including Vice President – Finance, Executive Vice President, President and Chief Executive Officer. He is also a Director of Parker Hannifin Corporation, Cleveland, Ohio.  Mr. Kohlhepp is a member of the Executive Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINTAS CORPORATION

Date: October 23, 2009	By:	/s/ Thomas E. Frooman
Thomas E. Frooman
Vice President, General Counsel and Secretary